Exhibit 10.33

                            INDEMNIFICATION AGREEMENT
                            -------------------------


         This Agreement is made as of the 13th day of July, 2000, by and between Ahlstrom Technical Specialties LLC, a Delaware limited liability company ("Ahlstrom"), and HemaSure Inc., a Delaware corporation ("HemaSure" or "Purchaser").

         WHEREAS, Ahlstrom has been engaged by HemaSure to manufacture Ahlstrom Grade 147 to specifications designed by HemaSure and provided to Ahlstrom by HemaSure (the "Product").

         WHEREAS, the parties hereto intend and desire that HemaSure defend, indemnify and hold harmless Ahlstrom, its affiliates, officers, directors, employees, agents and representatives (collectively, the "Ahlstrom Group") from and against certain liabilities associated with Ahlstrom's manufacture of the Product on behalf of HemaSure for use in HemaSure's leukoreduction filters, and that Ahlstrom defend, indemnify and hold harmless HemaSure, its affiliates, officers, directors, employees, agents and representatives (collectively, the "HemaSure Group") from and against certain other liabilities.

         NOW, THEREFORE, in order to effectuate these intentions and desires, the parties hereby agree as follows:


        1. Indemnification: Subject to the terms and conditions of this Agreement,


                (1) HemaSure hereby agrees to defend, indemnify and hold harmless each member of the Ahlstrom Group from and against all demands, claims, proceedings, investigations (civil, criminal or administrative), actions or

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                         causes of action (herein  referred to individually as a
                         "Claim"  and   collectively   as   "Claims")   and  all
                         assessments,   fines,   penalties,   losses,   damages,
                         liabilities,  costs  or  expenses  (including,  without
                         limitation,   interest,   penalties,  court  costs  and
                         reasonable attorney's fees and expenses) (individually a "Loss" and collectively "Losses"), asserted against, resulting to, imposed upon or incurred by any member of the Ahlstrom Group, directly or indirectly, by reason
                         of   or   resulting   or   arising   out   of   Product
                         specifications provided to Ahlstrom by HemaSure and HemaSure's use, storage, distribution, sale, offer to sell, advertising or promotion of the Product for use in connection with its leukoreduction filters and in the field of leukoreduction. HemaSure does not, and shall not defend, indemnify or hold harmless the Ahlstrom Group from and against any Claims or Losses attributable to the negligence or reckless or willful misconduct of Ahlstrom in the manufacture, storing or shipping of the Product, or otherwise with respect to the design, manufacture, or use by Ahlstrom of any other filtration media, or any derivative thereof.

        (2) The obligations and liabilities of HemaSure under Section 1(1) with respect to Claims and Losses resulting from the assertion of liability by third parties against Ahlstrom or any member of the Ahlstrom Group shall be subject to the following terms and conditions:

                (1) Ahlstrom or any other member of the Ahlstrom Group against whom any such Claim is asserted will give HemaSure prompt written notice of any such Claim, and HemaSure may undertake the defense thereof by representatives of their own choosing, and will reasonably consult, as necessary, with Ahlstrom or any such other member during the course thereof and Ahlstrom and any such other member will cooperate fully in any such defense, but at the cost of HemaSure;



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                         provided,  however,  the omission to so notify HemaSure
                         shall not relieve HemaSure of any liability it may have to Ahlstrom or any such other member of the Ahlstrom Group, except to the extent such omission to notify prejudices the rights, or affects the obligations or liabilities, of HemaSure;

                (2) In the event HemaSure, within the shorter of (A) 15 business days after written notice of any claim or (B) the number of days that would enable Ahlstrom to respond to legal process or pleadings related to a Claim on a timely basis, fails to assume the defense of a Claims as herein provided, Ahlstrom or any such other member of the Ahlstrom Group against whom such Claim has been asserted will have the right to undertake the defense, compromise or settlement of such Claim at HemaSure's cost and expense; and

                (3) HemaSure shall not, without Ahlstrom's or such other member's prior written consent, settle or compromise any Claim or consent to entry of any judgment in respect thereof, unless HemaSure delivers to Ahlstrom or such member in advance its written agreement in form and substance reasonably satisfactory to Ahlstrom or such member that provides that amounts paid and incurred or to be incurred by Ahlstrom or such member in connection with such Claim shall be paid simultaneously by HemaSure to Ahlstrom or such member and such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant or plaintiff to Ahlstrom or such member, as the case may be, of a release reasonably satisfactory in form and substance to Ahlstrom or such member.



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        2.       Insurance:  HemaSure  shall obtain and maintain  throughout the term of this Agreement, at its own expense, commercial general liability insurance and product liability insurance providing coverage and defense costs for any Ahlstrom Group Claims or Losses which are indemnifiable under this Agreement. Such insurance shall list Ahlstrom as an additional named insured thereunder and shall require thirty (30) days written notice to be given to Ahlstrom prior to any cancellation or material change thereof. The limits of each such insurance policy shall not be less than Ten Million Dollars ($10,000,000.) Upon execution of this Agreement and at other times upon reasonable written request, HemaSure shall provide Ahlstrom with fully
                 paid  Certificates  of  Insurance   evidencing  the  same.  The
                 foregoing  insurance shall be in addition to and not in lieu of
                 HemaSure's  obligation  to  defend,   indemnify  and  hold  the
                 Ahlstrom  Group  harmless   hereunder,   nor  shall  HemaSure's
                 obligation to procure and maintain such insurance operate as a limitation on the amount of HemaSure's liability under this Agreement to the dollar amount of any such insurance; however, it is understood and agreed that any such insurance proceeds may be utilized by HemaSure to satisfy any indemnification claims hereunder by any member of the Ahlstrom Group.

        3. Remedies Cumulative: The remedies provided herein shall be cumulative and shall not preclude the assertion by any party hereto of any other rights or the seeking of any other remedies against the other parties hereto.

        4. Patent Disclaimer: Ahlstrom makes no representations or warranties and has not ascertained whether or not the Product can be manufactured, used, sold or offered for sale free of any infringement difficulties with respect to third party patent or registered design rights. It is the responsibility of HemaSure, should it so desire, to conduct any prior art searches and take any other steps HemaSure deems necessary


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                 to  ascertain  whether or not the Product can be  manufactured, used, sold or offered for sale without fear of infringement difficulties. Ahlstrom does not represent or warrant that the Product does not infringe upon the rights of any third party.
                 Ahlstrom  does  not   represent  or  warrant  that   HemaSure's
                 manufacture, use, storage, distribution, sale, offer to sell, advertising or promotion of the Product will not infringe upon the rights of any third party. Consistent with the terms of paragraph 1 relating to indemnity, HemaSure hereby agrees to indemnify and defend Ahlstrom, and to be solely responsible for and to hold Ahlstrom harmless, from any Claims or Losses relating to alleged infringement of any third-party patent or registered design rights or any other proprietary rights to intellectual property, whether asserted against Ahlstrom or the Ahlstrom Group or HemaSure, or both, arising out of or connected with the product specifications provided to Ahlstrom by HemaSure, or HemaSure's use, storage, distribution, sale, offer to sell, advertising or promotion of the Product in its leukoreduction filters. HemaSure does not, and shall not, indemnify Ahlstrom or any member of the Ahlstrom Group from and against any Claims or Losses attributable to the negligence or reckless or willful misconduct of Ahlstrom in the manufacture, storing or shipping of any other filtration media, or otherwise with respect to the design, manufacture, or use by Ahlstrom of
                 any  other  filtration   media,  or  any  derivative   thereof.
                 Conversely, Ahlstrom shall indemnify and hold harmless HemaSure and the HemaSure Group from and against any Claims or Losses HemaSure may incur or suffer as a result of the matters described in the preceding sentence.

        5. Consideration: The parties hereby acknowledge and confirm that this Agreement is supported by valid consideration exchanged between the parties. In consideration for HemaSure's promises and covenants as set forth in this Agreement, Ahlstrom will continue to manufacture the Product for HemaSure. This Agreement shall not create any binding obligation between the parties to either purchase or manufacture any



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                 specific quantity or the Product, or to continue to purchase or manufacture the Product.

        6. Severability: In the event that any provision of this Agreement shall be held void, voidable, or unenforceable, the remaining provisions hereof shall remain in full force and effect.

        7. Prior Agreements. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supercedes all prior arrangements, agreements or understandings with respect to such matters, including, without limitation, the Indemnification Agreement dated July 1999, by and between HemaSure and Ahlstrom Filtration Inc.

        8. Governing Law and interpretation : This Agreement shall be construed in accordance with and be governed by the laws of the State of Delaware, without reference to its conflict of law doctrines. This Agreement shall be interpreted and enforced according to its plain and ordinary meaning, and shall not be construed against either party on the basis of authorship.

                 This Agreement cannot be modified or canceled except by written consent, signed by both parties.



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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereby execute this Agreement on the date set forth above.


                                        HEMASURE INC.
                                        140 Locke Drive
                                        Marlborough, MA 01752

                                        By:/s/James B. Murphy
                                           --------------------------
                                           James B. Murphy
                                           Sr. V.P. Finance and Administration



                                        AHLSTROM TECHNICAL SPECIALTIES LLC



                                        By:/s/ Christopher S. Coates
                                           ---------------------------
                                           Christopher S. Coates
                                           President



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